UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

南茂科技股份有限公司

(Exact name of registrant as specified in its charter)

ChipMOS TECHNOLOGIES INC.

(Translation of Registrant’s name into English)

Republic of China	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ChipMOS TECHNOLOGIES INC. No. 1, R&D Road 1, Hsinchu Science Park Hsinchu, Taiwan Republic of China
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value NT$10 per share*	The Nasdaq Stock Market LLC

 ____________________

*Not for trading, but only in connection with the listing on The Nasdaq Stock Market LLC of the American depositary shares, each one of which represents twenty common shares. The American depositary shares are being registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form F-6 and, accordingly, are exempt from registration under Section 12 of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333 - 209733

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered, of ChipMOS TECHNOLOGIES INC. (the “Company”), as included under the titles “Special Factors – Material U.S. Federal Income Tax Consequences of the Merger,” “Description of the ChipMOS Taiwan Shares,” “Description of American Depositary Shares of ChipMOS Taiwan,” and “Comparison of Rights of Shareholders” in the proxy statement/prospectus forming a part of the registration statement on Form F-4, as amended (Registration No. 333-209733), including any prospectus thereto filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), or any amendment pursuant to Rule 462(b) under the Securities Act which information is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ChipMOS TECHNOLOGIES INC.

By:	/s/ Shih-Jye Cheng
Name: Shih-Jye Cheng
Title: Chairman and President

Date: October 24, 2016